Exhibit 10

FIRST AMENDMENT TO

AMENDED AND RESTATED CREDIT AGREEMENT

(Revolving Loan Commitment Increase Pursuant to Section 2.04

of Amended and Restated Credit Agreement)

THIS FIRST AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”) is effective as of the 17th day of October, 2006 (the “Amendment Effective Date”).

RECITALS

WHEREAS, MATRIX SERVICE COMPANY, a Delaware corporation (the “Borrower”), JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Agent”) and as a Lender and Issuing Bank, and the financial institutions therein named as Lenders, are parties to that certain Amended and Restated Credit Agreement dated as of December 20, 2005 (the “Credit Agreement”);

WHEREAS, the Borrower has asked that the Lenders increase the Aggregate Revolving Loan Commitments pursuant to Section 2.04 of the Credit Agreement by $10,000,000.00 (the “Revolving Commitment Increase”);

WHEREAS, pursuant to Section 2.04(a) of the Credit Agreement, Agent notified all Revolving Lenders of Borrower’s request for the Revolving Commitment Increase and of the Revolving Lenders’ right to participate in the Revolving Commitment Increase, but only certain of the Revolving Lenders have agreed;

WHEREAS, this Amendment is being executed to document the Revolving Commitment Increase.

NOW THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto agree as follows:

Section 1. Incorporation by Reference; Defined Terms. Capitalized terms used but not defined in this Amendment (including the Recitals) shall have the meanings given to them in the Credit Agreement. All terms defined in the foregoing Recitals are incorporated herein by reference. The term “Loan Documents” is hereby amended to include the Credit Agreement, as amended by this Amendment, all as they may be further amended from time to time with the consent of the Agent and, to the extent required by the Credit Agreement, the Lenders. The term “Agreement”, as used in the Credit Agreement, is hereby amended to mean the Credit Agreement, as amended by this Amendment and as it may be further amended from time to time with the consent of the Agent and, to the extent required by the Credit Agreement, the Lenders. The term “Credit Agreement” in all other Loan Documents is hereby amended to mean the Credit Agreement, as amended by this Amendment, as it may be further amended from time to time with the consent of the Agent and, to the extent required by the Credit Agreement, the Lenders.

Section 2. Increase in Aggregate Revolving Loan Commitments Pursuant to Section 2.04 of the Credit Agreement; Borrowing Base.

(a) As contemplated by Section 2.04(a) of the Credit Agreement, Agent notified all Revolving Lenders of their right to participate in the Revolving Commitment Increase. Ableco

Finance LLC and A3 Funding LP declined to participate in the Revolving Commitment Increase. JPMorgan Chase Bank, N.A. and Wachovia Bank, N.A. (collectively the “Increasing Lenders”) have agreed to increase their Revolving Loan Commitments by an aggregate amount equal to the Revolving Commitment Increase, and accordingly, effective as of the Amendment Effective Date: (i) the Aggregate Revolving Loan Commitments is increased to $50,000,000.00 and (ii) the amount of each Revolving Lender’s Revolving Loan Commitment is set forth in Schedule 2.01 attached hereto.

(b) After any fiscal quarter end as of which the Senior Leverage Ratio is less than 2.00 to 1.00, as reflected in a Compliance Certificate provided to Agent and each Lender pursuant to Section 5.01(c) of the Credit Agreement, and continuing until any fiscal quarter end as of which the Senior Leverage Ratio is greater than or equal to 2.00 to 1.00, as reflected in the applicable Compliance Certificate, (i) the limitation on the total Revolving Credit Exposures in Section 2.01(a)(ii)(B), Section 2.05(a)(ii) and Section 2.06(b)(ii) of the Credit Agreement (the Borrowing Base) shall be inapplicable, (ii) any payment requirements arising due to Section 2.10(c)(i) of the Credit Agreement shall be inapplicable, and (iii) in the definition of the term “Availability,” the reference to the Borrowing Base in subsection (i)(A) thereof shall be inapplicable.

Section 3. Amendment Effective Date. This Amendment shall be effective as of the Amendment Effective Date, provided the following conditions precedent are satisfied:

(a) Agent’s receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed, each dated the same date as this Amendment (or, in the case of certificates of governmental officials, a recent date before the date of the Amendment) and each in form and substance satisfactory to Agent and its legal counsel:

(i) executed counterparts of this Amendment and all other documents and instruments requested by Agent, sufficient in number for distribution to each Lender and Borrower;

(ii) amended and restated Notes in favor of each Increasing Lender in form acceptable to Agent and the Increasing Lenders, to reflect the Revolving Commitment Increase as to each Increasing Lender,

(iii) a corporate certificate with resolutions in the form required by Agent,

(iv) the legal opinion required by Section 2.04(a)(v) of the Credit Agreement,

(v) such other certificates of resolutions or other action, incumbency certificates and/or other certificates of Authorized Officers of each Credit Party as Lender may require evidencing the identity, authority and capacity of each Authorized Officer thereof authorized to act as an Authorized Officer in connection with this Amendment and the other Loan Documents to which such Credit Party is a party; and

(vi) fully executed originals of the Ratification of and Amendment to Security Agreement and Release and Ratification of and Amendment to Subsidiary Guaranty, in the forms set forth on Schedules “1-A” and “1-B”, respectively, attached hereto, for each party thereto;

(b) Agent’s receipt of such other assurances, certificates, documents, consents, and opinions as Agent reasonably may require; and

(c) Unless waived by Agent, Borrower shall have paid all fees, expenses and disbursements of any law firm or other external counsel for Agent to the extent invoiced prior to the date hereof, plus such additional amounts of such fees, expenses and disbursements as shall constitute its reasonable estimate thereof incurred or to be incurred by it through the closing proceedings as to this Amendment (provided that such estimate shall not thereafter preclude a final settling of accounts between Borrower and Agent).

Section 4. Acknowledgment and Ratification Representations and Warranties. The Borrower acknowledges and agrees that the Credit Agreement shall remain in full force and effect as amended hereby. Borrower represents and warrants to the Lenders that as of the date of execution of this Amendment and as of the Amendment Effective Date, before and after giving effect to the increase in the Aggregate Revolving Loan Commitments herein described:

(a) (i) the representations and warranties set forth in the Credit Agreement are true and correct in all material respects as though made on the date hereof, except to the extent that any of them speak to a different specific date, in which case they are true and correct as of such earlier date, and for purposes of this Amendment the representations and warranties contained in subsection (a) of Section 3.04 shall be deemed to refer to the most recent financial statements furnished by the Borrower pursuant to clauses (a) and (b) of Section 5.01, and

    (ii) no Default or Event of Default exists;

(b) the execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and do not and will not contravene the terms of any of the Borrower’s organizational documents, any law or any indenture, loan or credit agreement, or any other material agreement or instrument to which the Borrower is a party or by which it is bound or to which it or its properties are subject;

(c) no authorizations, approvals or consents of, and no filings or registrations with, any Governmental Authority or any other person are necessary for the execution, delivery or performance by the Borrower of this Amendment or for the validity or enforceability thereof, other than routine informational filings with the SEC and/or other Governmental Authorities; and

(d) this Amendment constitutes the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability, and by judicial discretion regarding the enforcement of or any applicable laws affecting remedies (whether considered in a court of law or a proceeding in equity).

Section 5. Defaults Unaffected. Except as may be expressly set forth herein, nothing contained in this Amendment shall prejudice, act as, or be deemed to be a waiver of any Default or Event of Default or any right or remedy available to Agent or any Lender by reason of the occurrence or existence of any fact, circumstance or event constituting a Default or Event of Default.

Section 6. Releases. Borrower, for itself and on behalf of all its predecessors, successors, assigns, agents, employees, representatives, officers, directors, general partners, limited partners, joint shareholders, beneficiaries, trustees, administrators, subsidiaries, affiliates, employees, servants and attorneys (collectively the “Releasing Parties”), hereby releases and forever discharges Agent, the Issuing Bank and each Lender and their respective successors, assigns, partners, directors, officers, agents, attorneys, and employees from any and all claims, demands, cross-actions, controversies, causes of action, damages, rights, liabilities and obligations, at law or in equity whatsoever, known or unknown, whether past, present or future, now held, owned or possessed by the Releasing Parties, or any of them, or which the Releasing Parties or any of them may, as a result of any actions or inactions occurring on or prior to the Amendment Effective Date, hereafter hold or claim to hold under common law or statutory right, arising directly or indirectly out of the Loan or any of the Loan Documents or any of the documents, instruments or any other transactions relating thereto or the transactions contemplated thereby.

Borrower understands and agrees that this is a full, final and complete release and agrees that this release may be pleaded as an absolute and final bar to any or all suit or suits pending or which may hereafter be filed or prosecuted by any of the Releasing Parties, or anyone claiming by, through or under any of the Releasing Parties, in respect of any of the matters released hereby, and that no recovery on account of the matters described herein may hereafter be had from anyone whomsoever, and that the consideration given for this release is no admission of liability.

Section 7. Governing Law; Miscellaneous. This Amendment shall be governed by the internal laws of the State of Oklahoma. Unless stated otherwise, (a) the singular number includes the plural and vice versa and words of any gender include each other gender, in each case, as appropriate, (b) headings and captions may not be construed in interpreting provisions, (c) this Amendment may be executed in any number of counterparts with the same effect as if all signatories had signed the same document, and all of those counterparts must be construed together to constitute the same document, and (d) this Amendment shall be effective when it has been executed by the parties hereto and each party has notified the Agent by facsimile transmission or telephone that it has taken such action.

IN WITNESS WHEREOF, the parties have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

MATRIX SERVICE COMPANY, a Delaware corporation

By:	/s/ George L. Austin
George L. Austin, Vice President

JPMORGAN CHASE BANK, N.A., as Administrative Agent, Lender and Issuing Bank

By:	/s/ J. Barton Kalsu
J. Barton Kalsu, Vice President

WACHOVIA BANK, NATIONAL ASSOCIATION

By:	/s/ Clint Bryant
Clint Bryant, Vice President